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                                                                     EXHIBIT 5.3

                    [CROSBY, HEAFEY, ROACH & MAY LETTERHEAD]


                                 July 29, 2002

Spatializer Audio Laboratories, Inc.
900 Lafayette Street
Suite 710
Santa Clara, CA  95050
Attn:  Henry Mandell

      Re:   Registration Statement on Form S-1

Ladies and Gentlemen:


      We have acted as counsel to Spatializer Audio Laboratories, Inc. a Delaware corporation (the "Company"), with respect to the filing of the Company's Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, the resale of an aggregate of up to 5,772,103 shares (the "Shares") of Common Stock, of the Company par value $.01 per share ("Common Stock"), by certain stockholders of the Company (the "Selling Stockholders"). The Shares consist of 3,672,103 shares of Common Stock including 3,492,650 shares of Common Stock issued to certain officers and directors of the Company prior to the date hereof as performance shares (the "Issued Shares"), and up to 2,100,000 shares of Common Stock issuable upon exercise of currently outstanding warrants ("Warrant Shares"). The warrants ("Warrants") underlying the Warrant Shares are dated December 29, 1999 and were issued in connection with a private placement on such date.


      This opinion is delivered to you in connection with the Registration Statement for the aforementioned resales.


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July 29, 2002
Page 2

      In our capacity as counsel to the Company, we have familiarized ourselves with the proceedings taken by the Company in connection with the authorization and issuance of the Shares and the Warrants to the Selling Stockholders. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of such documents, corporate records and other instruments, and have obtained from officers of the Company and agents thereof such certificates and other representations and assurances, as we have deemed necessary or appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents and the authenticity and conformity to original documents of documents submitted to us as certified or photostatic copies.

      With respect to the issuance of the Warrant Shares by the Company, we have assumed that the Company will continue to have sufficient shares of Common Stock reserved and available for issuance at the time the Warrants are exercised as contemplated by the Registration Statement.

      This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Constitution of the State of Delaware), and we disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

      Based on such examination and in reliance thereon, subject to the foregoing assumptions and compliance with applicable state securities laws and assuming that the Registration Statement becomes and remains effective during the period which the Issued Shares and the Warrant Shares are offered and sold, we are of the opinion that the Issued Shares are and, in the case of the Warrant Shares, when issued and paid for in accordance with the provisions of the Warrants and the Registration Statement, the Warrant Shares will be, validly issued, fully paid and nonassessable.


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July 29, 2002
Page 3

      This opinion is rendered to you in connection with the Registration Statement and may be relied upon by you, the Selling Stockholders and purchasers of the Issued Shares and Warrant Shares as contemplated in the Registration Statement but not for any other purpose without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the effective date of the Registration Statement.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.


                                          Respectfully,



                                          /s/ Crosby, Heafey, Roach & May,
                                          Professional Corporation